Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of our report dated April 12, 2008, to the consolidated financial statements of Skins Inc. and Subsidiary as of December 31, 2007 and for the year then ended and for the period from May 18, 2004 (date of inception) to December 31, 2007 which report includes an explanatory paragraph as to an uncertainty with respect to the Company's ability to continue as a going concern. We also consent to the reference to our firm under the caption "Experts" in the Prospectus.

Mahoney Cohen & Company, CPA, P.C.
New York, New York
May 6, 2009

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of our report dated April 9, 2009, except for paragraph 5 and paragraphs 15 through 23 of Note 14, which are dated May 6, 2009, relating to the consolidated financial statements of Skins Inc. and Subsidiary as of December 31, 2008 and for the year then ended and for the period from May 18, 2004 (date of inception) to December 31, 2008 which report includes an explanatory paragraph as to an uncertainty with respect to the Company's ability to continue as a going concern. We also consent to the reference to our firm under the caption "Experts" in the Prospectus.

MHM Mahoney Cohen CPAs

MHM Mahoney Cohen CPAs
(The New York Practice of Mayer Hoffman McCann P.C.)

New York, New York
May 6, 2009

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
Skins Inc. and Subsidiary

We have audited the accompanying consolidated balance sheet of Skins Inc. and Subsidiary (a development stage company) as of December 31, 2008, and the related consolidated statements of operations, stockholders' equity (deficiency) and cash flows for the year then ended and for the period from May 18, 2004, date of inception, to December 31, 2008. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Skins Inc. and Subsidiary at December 31, 2008, and the results of their operations and their cash flows for the year ended December 31, 2008, and for the period from May 18, 2004, date of inception, to December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that Skins, Inc. and Subsidiary will continue as a going concern. As more fully described in Note 1, at December 31, 2008, the Company has no established source of revenues, a working capital deficit of $1,462,979, and has accumulated losses of $16,019,163 since inception. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

MHM Mahoney Cohen CPAs

MHM Mahoney Cohen CPAs
(The New York Practice of Mayer Hoffman McCann P.C.)

New York, New York
April 9, 2009, except for paragraph 5 and paragraphs 15 to 23 which are dated May 6, 2009